 Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

dated as of June 10, 2019

among

THEMAVEN, INC.,

EACH OF THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

and

BRF FINANCE CO., LLC,

as Agent

-ii-

This PLEDGE AND SECURITY AGREEMENT, dated as of June 10, 2019 (this “Agreement”), is entered into by and among THEMAVEN, INC., a Delaware corporation (the “Borrower”), CERTAIN DIRECT AND INDIRECT SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO (the “Subsidiary Grantors” and, collectively with the Borrower, the “Grantors”) and BRF FINANCE CO., LLC, as agent for the Purchasers (as herein defined) (in such capacity, together with its successors and assigns, the “Agent”).

RECITALS:

WHEREAS, reference is made to that certain Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and among the Borrower, the Guarantors (as defined therein) from time to time party thereto, the Purchasers named therein or which thereafter become a party thereto (each a “Purchaser” and collectively, the “Purchasers”) and the Agent, pursuant to which the Agent and the Purchasers have agreed, subject to the terms and conditions contained therein, to provide certain financial accommodations to the Borrower.

In order to induce the Agent and the Purchasers to provide or continue to provide the financial accommodations described in the Note Purchase Agreement, Grantors have agreed to pledge and grant a security interest to the Agent for its benefit and for the ratable benefit of the other Secured Parties in the Collateral (as hereinafter defined);

NOW, THEREFORE, for value and in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Agent agree as follows:

Section 1.              Definitions and Interpretations.

1.1           General Definitions.    In this Agreement, the following terms shall have the following meanings:

“Accounts” shall mean all “accounts” as such term is defined in Article 9 of the UCC, whether now owned or hereafter acquired, including all present and future rights of a Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred or (d) arising out of the use of a credit or charge card or information contained on or for use with such a card.

“Additional Grantors” shall have the meaning assigned in Section 5.2.

“Agent” shall have the meaning set forth in the preamble hereto, and shall include its successors and assigns.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Borrower” and shall have the meaning set forth in the preamble hereto.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in Article 9 of the UCC, including all “electronic chattel paper” and all “tangible chattel paper,” as each such term is defined in Article 9 of the UCC.

“Closing Date” shall mean June 10, 2019.

“Collateral” has the meaning assigned to such term in Section 2.1.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as such term is defined in Article 9 of the UCC asserted by any Grantor or in which any Grantor has any rights, including all commercial tort claims listed in Section 2(l) of the Perfection Certificate.

“Commodities Accounts” (i) shall mean all “commodity accounts” as such term is defined in Article 9 of the UCC and (ii) shall include all commodity accounts listed in Section 2(n) of the Perfection Certificate.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (only if Grantor is a licensor or an exclusive licensee thereunder and in each case solely to the extent of such Grantor’s interest), including each agreement referred to in Section 2(h) of the Perfection Certificate.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), whether now or hereafter owned by or exclusively licensed to any Grantor, including copyrights in Software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, including registrations and applications referred to in Section 2(h) of the Perfection Certificate, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as such term is defined in Article 9 of the UCC and (ii) shall include all deposit accounts listed in Section 2(n) of the Perfection Certificate.

“Documents” shall mean all “documents” as such term is defined in Article 9 of the UCC.

“Equipment” shall mean all “equipment” as such term is defined in Article 9 of the UCC, and in any event, shall include (i) all machinery, equipment, furnishings, appliances, furniture, fixtures, tools and vehicles now or hereafter owned by any Grantor (in each case, regardless of whether characterized as equipment under the UCC) and (ii) any and all accessions, substitutions, replacements or additions of any of the foregoing, all parts thereof, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, wherever located, now or hereafter existing, including any fixtures.

“Excluded Assets” shall have the meaning given to such term in Section 2.2.

“General Intangibles” (i) shall mean all “general intangibles” as such term is defined in Article 9 of the UCC, including “payment intangibles” as such term is defined in Article 9 of the UCC, and (ii) shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as such term is defined in Article 9 of the UCC and (ii) shall include all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” shall have the meaning set forth in the preamble hereto.

“Insolvency Proceeding” shall mean: (a) any voluntary or involuntary petition, case or proceeding under the Bankruptcy Code with respect to any Grantor; (b) any other voluntary or involuntary insolvency or bankruptcy petition, case or proceeding, or any similar petition, case or proceeding (including receiverships, liquidations, reorganizations or recapitalizations) under any applicable bankruptcy, insolvency or other similar law with respect to any Grantor or with respect to a material portion of its assets or the claims of its creditors; (c) the admission in writing by any Grantor of its inability to pay its debts generally as they become due; (d) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (e) any assignment for the benefit of creditors or any other marshaling of assets and liabilities for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Instruments” shall mean all “instruments” as such term is defined in Article 9 of the UCC.

“Intellectual Property” shall mean, collectively, the Software, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Inventory” shall mean (i) all “inventory” as such term is defined in Article 9 of the UCC and (ii) (a) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, (b) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind, (c) all goods which are returned to or repossessed by any Grantor, (d) all computer programs embedded in any goods and (e) all accessions and products of the foregoing (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean all Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all Pledged Equity Interests, Pledged Debt, Investment Accounts and certificates of deposit (in each case, regardless of whether classified as investment property under the UCC).

“Joinder to Pledge and Security Agreement” shall mean a joinder agreement to this Agreement, which shall be in form and substance acceptable to the Agent in its discretion.

“Letter-of-Credit Right” shall mean “letter-of-credit right” as such term is defined in Article 9 of the UCC.

“Note Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (only if a Grantor is a licensor or an exclusive licensee thereunder and solely to the extent of such Grantor’s right).

“Patents” shall mean all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application listed in Section 2(i) of the Perfection Certificate, (ii) all reissues, divisions, continuations (including continuations in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions, discoveries, designs and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Perfection Certificate” shall mean the Perfection Certificate delivered on the Closing Date by the Grantors to the Agent.

“Pledge Supplement” shall mean any supplement to this Agreement relating to Pledged Equity Interests acquired by the Grantors after the date hereof, which shall be in form and substance acceptable to the Agent in its discretion.

“Pledged Debt” shall mean all indebtedness owed to a Grantor, including all indebtedness described in Section 2(k) of the Perfection Certificate, issued by the obligors named therein, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and all other ownership interests owned by any Grantor in any Person and all rights and privileges of any Grantor with respect to any of the foregoing.

“Pledged LLC Interests” shall mean all interests in any limited liability company owned by a Grantor, including all limited liability company interests listed in Section 2(j) of the Perfection Certificate, and all certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by a Grantor, including all partnership interests listed in Section 2(j) of the Perfection Certificate, and all certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, including all shares of capital stock listed in Section 2(j) of the Perfection Certificate, and all certificates, if any, representing such shares and any interest of a Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust owned (whether legally or beneficially) by a Grantor, including all trust interests listed in Section 2(j) of the Perfection Certificate, and all certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall also include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting on behalf of any Governmental Authority), (iii) payments or distributions made with respect to any Investment Related Property, (iv) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchaser” shall have the meaning set forth in the recitals hereto.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Payment Intangible, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing any Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall mean all the Obligations of each Grantor, including (i) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest in the Collateral and (ii) in the event of any proceeding for the collection or enforcement of any Obligations of each Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and expenses and court costs; it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit or incurrence of indebtedness of the types described above, whether outstanding on the date of this Agreement or extended or incurred from time to time after the date of this Agreement.

“Securities” shall mean all “securities” as such term is defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as such term is defined in Article 8 of the UCC and (ii) shall include all of the securities accounts listed in Section 2(n) of the Perfection Certificate.

“Software” shall mean computer programs, object code, source code and supporting documentation, including “software” as such term is defined in the UCC, and computer programs that may be construed as included in the definition of “goods” in the UCC, all licensed rights to the foregoing, and all media on which any such programs, code, documentation or associated data may be stored.

“Subsidiary Grantor” shall have the meaning set forth in the preamble hereto.

“Supporting Obligation” shall mean all “supporting obligations” as such term is defined in Article 9 of the UCC.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (only if such Grantor is a licensor or an exclusive licensee thereunder and solely to the extent of such Grantor’s rights).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how in which any Grantor now has or hereafter has any right, title or interest therein, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to any of the foregoing, including: (i) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (ii) the right to sue for past, present and future misappropriation or other violation thereof and (iii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (only if such Grantor is a licensor or an exclusive licensee thereunder and solely to the extent of such Grantor’s rights).

“Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, trade dress, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing in which any Grantor now has or hereafter has any right, title or interest, including: (i) the registrations and applications referred to in Section 2(g) of the Perfection Certificate, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of or unfair competition with any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” shall mean the United States of America.

1.2           Definitions; Interpretation.    Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement. Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein or in the Note Purchase Agreement shall have the meanings ascribed thereto in the Uniform Commercial Code as in effect from time to time in the State of New York. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless the context requires otherwise, (i) any definition of or reference to this Agreement, any other Note Document or any other agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Note Document), (ii) any references herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) any reference to any law, including the UCC, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law and (v) the words “assets” and “property” shall be deemed to have the same meaning and to refer to all the tangible and intangible, whether real or personal (or mixed), assets and properties.

1.3           Perfection Certificate References.    References to any Section of the Perfection Certificate hereunder shall refer to the Section in the Perfection Certificate on the Closing Date, as well as to any written supplement or modification to the information contained in such Section delivered to the Agent thereafter, including but not limited to, any amendment, supplement or modification effected by delivery of written notice pursuant to the terms of the Note Purchase Agreement, this Agreement or any Pledge Supplement, together with the applicable supplements to the Perfection Certificate, and the representations and warranties made in this Agreement shall be deemed to be qualified by the information contained in any such amendment, supplement or modification. Any representation made or deemed made with respect to a Schedule to the Perfection Certificate will be deemed to be made as of the Closing Date or as of the earlier of the (i) date on which the most recent updates to the Perfection Certificate were required to be provided to Agent pursuant to Section 13 hereof or the Note Purchase Agreement and (ii) date on which any such updates were actually provided to Agent.

Section 2.               Grant of Security.

2.1           Grant of Security.    Subject to Section 2.2(a), as security for the payment and performance in full of the Secured Obligations, each Grantor hereby grants to the Agent, and its successors and assigns, in each case for the benefit of the Secured Parties, a continuing lien on and security interest in all of such Grantor’s right, title and interest in, to and under all tangible and intangible property and assets of such Grantor, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires any right, title or interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”), including without limitation, the following:

(i)          all Accounts;

(ii)         all Goods, including Equipment and Fixtures;

(iii)        all Inventory;

(iv)        all Documents, Instruments and Chattel Paper;

(v)         all Letter-of-Credit Rights;

(vi)        all Investment Related Property;

(vii)       all Intellectual Property;

(viii)      all Commercial Tort Claims, including those described in Section 2(l) of the Perfection Certificate;

(ix)         all General Intangibles;

(x)          all money and all Deposit Accounts;

(xi)         all Supporting Obligations;

(xii)        all books and records relating to the Collateral;

(xiii)       all Receivables; and

(xiv)      all Proceeds and products of any of the foregoing and all accessions to, substitutions and replacements for any of the foregoing.

2.2          Certain Limited Exclusions.

(a)          Notwithstanding anything herein to the contrary, in no event shall the term “Collateral” include or the liens and security interests granted under Section 2.1 attach to:

(i)          any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority pursuant to Applicable Law (other than, in each case, to the extent that any such prohibition or requirement would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other Applicable Law (including Title 11 of the United States Code) or principles of equity and, other than any Receivables and Proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition or requirement);

(ii)         any right, title or interest in any permit, lease, license, contract or agreement held by any Grantor or to which any Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such permit, lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under or result in the termination of or give rise to a right on the part of the parties thereto other than the Borrower and Subsidiaries of the Borrower to terminate, any permit, lease, license, contract or agreement held by any Grantor or to which such Grantor is a party (other than, in each case, to the extent that any such term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other Applicable Law (including Title 11 of the United States Code) or principles of equity and other than any Receivables and Proceeds thereof the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such term); provided, however, that immediately upon the ineffectiveness, lapse or termination of any such provision, such right, title or interest in such permit, lease, license, contract or agreement shall cease to be excluded from the Collateral under this Section 2.2(a)(ii);

(iii)        any trademark or service mark consisting of an “intent to use” application until such time as an amendment to allege use in respect thereof has been accepted by the United States Patent and Trademark Office, at which time such trademark or service mark shall cease to be excluded from the Collateral under this Section 2.2(a)(iii) (the assets referred to in clauses (i) through (iii) above shall, subject to the proviso below, be collectively referred to as the “Excluded Assets”);

provided that (A) Excluded Assets will not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (iii) unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (i) through (iii); and (B) if and when any property that would constitute Collateral but for the provisions of this Section 2.2(a) shall cease to be an Excluded Asset, such property shall automatically constitute Collateral and, without any further action, each applicable provision of this Agreement, including the grant of liens and security interests pursuant to Section 2.1, shall automatically apply to such property.

(b)          Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Note Purchase Agreement excludes any assets from the scope of the Collateral, or from any requirement to take any action to perfect any security interest in favor of the Agent in any Collateral, the representations, warranties and covenants made by the Grantors in this Agreement or the Note Purchase Agreement with respect to the creation, perfection or priority (as applicable) of the security interest in the Collateral granted in favor of the Agent shall be deemed not to apply to such assets (if such asset is an Excluded Asset) or shall be deemed to be modified as appropriate to give effect to such exclusion, as applicable.

Section 3.               Security for Obligations; Grantors Remain Liable.

3.1           Security for Secured Obligations.    This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding, and the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provision thereof)), of all Secured Obligations.

3.2           Continuing Liability Under Collateral.    Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral unless released from such obligations in accordance with the Note Documents and nothing contained herein is intended or shall be a delegation of duties to the Agent or any other Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform in all respects all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (c) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.             Representations and Warranties and Covenants.

4.1          Reserved.

4.2          Reserved.

4.3          Reserved.

4.4          Investment Related Property.

4.4.1      Investment Related Property Generally.

(a)          Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

(i)          in the event it acquires rights in any Pledged Equity Interests, Investment Accounts, or any Pledged Debt that is evidenced by a promissory note, Chattel Paper or any similar evidences of Indebtedness after the date hereof, it shall deliver to the Agent, within thirty (30) days of acquiring such rights, a completed Pledge Supplement together with all applicable supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the applicable security interest of the Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement as required hereby;

(ii)         except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall promptly take all steps reasonably necessary or otherwise reasonably requested by the Agent to ensure the validity, perfection and priority of the security interest purported to be granted hereby to the Agent in such Investment Related Property, and the control of the Agent over such Investment Related Property (including delivery thereof to the Agent), and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing and the Agent has not instructed the Grantors in writing otherwise, the Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest; and

(iii)        each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Agent.

(b)          Delivery and Control.    Each Grantor agrees that (i) with respect to (A) any Investment Related Property in a Subsidiary and (B) any Investment Related Property in any issuer that is not a Subsidiary with an individual value in excess of $250,000, in each case, in which it currently has rights, it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and (ii) with respect to (A) any Investment Related Property in a Subsidiary and (B) any Investment Related Property in any issuer that is not a Subsidiary with an individual value in excess of $250,000, in each case, hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) within the later of (x) thirty (30) days after the Closing Date and (y) thirty (30) days of acquiring rights therein. With respect to any such Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

(c)          Voting and Distributions.

(i)          So long as no Event of Default shall have occurred and be continuing:

(1)         except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or the Note Purchase Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note Purchase Agreement;

(2)         at the sole cost and expense of the Grantors, the Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and

(3)         each Grantor shall be entitled to receive and retain all dividends and distributions and all payments of interest with respect to any Investment Related Property.

(ii)         Upon notice from the Agent to the Grantors that their rights under this Section 4.4.1 are being suspended upon the occurrence and during the continuance of an Event of Default (which notice may be provided contemporaneously with the suspension of such rights, and provided that no such notice shall be required in the case of an Event of Default under subsections 8.1(G) or (H) of the Note Purchase Agreement):

(1)         all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the right to exercise such voting and other consensual rights;

(2)         all rights of each Grantor to receive dividends, interest, distributions, Securities or other property that such Grantor is authorized to receive pursuant to paragraph (c)(i)(3) of this Section 4.4.1 shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole and exclusive right and authority to receive and retain such dividends, interest or distribution. Each Grantor shall be deemed to hold any such dividends, interest, distributions, securities or other property received during such period in trust for the benefit of the Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Any and all monies and other property paid over to or received by the Agent pursuant to the provisions of this paragraph shall be retained by the Agent in an account to be established by the Agent and shall be applied in accordance with the provisions of Section 7.2(a); and

(3)         (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all proxies, dividend payment orders and other instruments as shall be necessary to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder and (B) each Grantor acknowledges that the Agent (acting at the direction of the Requisite Purchasers) may utilize the power of attorney set forth in Section 6.1.

4.4.2      Pledged Equity Interests.

(a)          Representations and Warranties.    Each Grantor hereby represents and warrants that:

(i)          Section 2(j) of the Perfection Certificate sets forth all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated in such Section, all of which is true, accurate and complete as of the Closing Date;

(ii)         except as set forth in Sections 1(d) and 1(f) of the Perfection Certificate, it has not acquired any majority equity interests of another entity or substantially all the assets of another entity within the five (5) years prior to the Closing Date;

(iii)        it is the record and beneficial owner of the Pledged Equity Interests described in Section 2(j) of the Perfection Certificate as held by it, free of all Liens, rights or claims of other Persons other than Permitted Encumbrances and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)        no material consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary in connection with the creation or perfection (subject to Permitted Encumbrances) of the security interest of the Agent in any Pledged Equity Interests or the exercise by the Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)         except as otherwise set forth in Section 2(j) of the Perfection Certificate, none of the Pledged LLC Interests nor Pledged Partnership Interests issued by any Grantor or any Subsidiary thereof are or represent interests in issuers that (a) are registered as investment companies within the meaning of the Investment Company Act of 1940 or (b) are dealt in or traded on securities exchanges or markets; and

(vi)        all of the Pledged Equity Interests existing on the date hereof have been, and to the extent any Pledged Equity Interests are hereafter issued, such Pledged Equity Interests will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.

(b)          Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

(i)          Reserved;

(ii)         Reserved; and

(iii)        it consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Agent and, without limiting the foregoing, following the occurrence and during the continuation of an Event of Default and consents to (x) the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Agent or its nominee and (y) the substitution of the Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3      Reserved.

4.4.4      Investment Accounts.

(a)          Representations and Warranties.    Each Grantor hereby represents and warrants that, on the Closing Date:

(i)          Section 2(n) of the Perfection Certificate sets forth all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest as of the Closing Date. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Agent pursuant to this Agreement and the securities intermediary or commodities intermediary, as applicable, to the extent such securities intermediary or commodities intermediary is deemed to have “control” under Applicable Law) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodities Account or securities or other property credited thereto;

(ii)         Section 2(n) of the Perfection Certificate sets forth all of the Deposit Accounts in which each Grantor has an interest as of the Closing Date. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent pursuant to this Agreement and the applicable depository bank to the extent such depository bank is deemed to have “control” under Applicable Law) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii)        each Grantor has taken all actions reasonably requested by the Agent, including those specified in Section 4.4.1(b), to, within the time frames set forth herein, (A) establish the Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of (x) the Investment Related Property in a Subsidiary and (y) the Investment Related Property in any issuer that is not a Subsidiary with an individual value in excess of $250,000, in each case, constituting “certificated securities” (as defined in the UCC) and (B) deliver all Instruments with an individual value in excess of $250,000 to the Agent.

4.5          Reserved.

4.6          Intellectual Property.

(a)          Representations and Warranties.    Except as disclosed in Sections 2(g), 2(h) or 2(i) of the Perfection Certificate, each Grantor hereby represents and warrants that:

(i)          Sections 2(g), 2(h) and 2(i) of the Perfection Certificate set forth a true and complete list of (x) all registered Trademarks, registered Copyrights and registered Patents and all applications to register any of the foregoing owned by each Grantor and (y) all exclusive Copyright Licenses material to any line of business of the Grantors as of the Closing Date;

(ii)         it is the sole owner of the entire right, title, and interest in and to all Intellectual Property listed in Sections 2(g), 2(h) and 2(i) of the Perfection Certificate that it purports to own and owns or has the valid right to use Intellectual Property used in or necessary to conduct its business, free and clear of all Liens (other than Permitted Encumbrances), except where failure to own or possess the right to use, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect;

(iii)        all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each registration of and application for Copyrights, Patents and Trademarks in full force and effect, except where failure to maintain, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect;

4.7          Commercial Tort Claims.

(a)          Representations and Warranties.    Each Grantor hereby represents and warrants, that, on the Closing Date, Section 2(l) of the Perfection Certificate sets forth all Commercial Tort Claims of each Grantor as of the Closing Date; and

(b)          Covenants and Agreements.    Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $250,000 individually, or $500,000 in the aggregate, hereafter arising it shall promptly and in no event later than fifteen (15) days of it acquiring rights in such Commercial Tort Claims deliver to the Agent a completed Pledge Supplement, together with all applicable supplements to Schedules thereto, identifying such new Commercial Tort Claims and granting to the Agent a security interest therein and in the Proceeds thereof.

Section 5.             Further Assurances; Additional Grantors.

5.1          Further Assurances.

(a)          Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all such instruments and documents, and take all such other action, that the Agent may reasonably request in order to create and/or maintain the validity, perfection or priority of any security interest granted hereby to the extent contemplated hereby, and it shall promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may reasonably request in order to enable the Agent to exercise and enforce its rights and remedies hereunder or under any other Security Document with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)          file such financing or continuation statements, or amendments thereto, as may be required, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby to the extent contemplated hereby; and

(ii)         take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in owned material United States Patents, Trademarks and Copyrights and Copyright Licenses in respect of which such Grantor is the exclusive licensee with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in which such Intellectual Property is registered or in which an application for registration is pending, including executing and filing a grant of security in the Intellectual Property in form and substance acceptable to the Agent, at the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

provided, however, that notwithstanding anything to the contrary, the Agent shall have no obligation to make any request permitted by this Section 5.1(a) and shall have no liability to the Secured Parties in connection with any such request or its failure to make any such request.

(b)          Each Grantor hereby authorizes, at such Grantor’s expense, the Agent to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, are necessary to perfect the security interest granted to the Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired” or words of similar description.

5.2           Additional Grantors.    From time to time subsequent to the date hereof, to the extent required by the Note Documents, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Joinder to Pledge and Security Agreement. Upon delivery of any such Joinder to Pledge and Security Agreement to the Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 6.              Agent Appointed Attorney-In-Fact.

6.1           Power of Attorney.    To the fullest extent permitted by law, each Grantor hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default (or at any time in the cases of Section 6.1(e) and 6.1(f)), to take any action and to execute any instrument that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the other Note Documents, including the following:

(a)          to obtain and adjust insurance required to be maintained by such Grantor or paid to the Agent pursuant to the Note Purchase Agreement;

(b)          to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)          to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)          to file any claims or take any action or institute any proceedings that the Agent may reasonably request for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

(e)          to prepare and file any UCC financing statements or continuations thereof, or amendments thereto, against such Grantor as debtor;

(f)          to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)          to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become obligations of such Grantor to the Agent, due and payable immediately without demand; and

(h)          generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2          No Duty on the Part of Agent or Secured Parties.    The powers conferred on the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent or any other Secured Party to exercise any such powers. The Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

Section 7.             Remedies.

7.1          Generally.

(a)          If any Event of Default shall have occurred and be continuing, the Agent (acting at the direction of the Requisite Purchasers) may (but shall not be obligated to) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or the other Note Documents or otherwise available to it at law or in equity all the rights and remedies of the Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may to the fullest extent permitted by Applicable Law pursue any of the following separately, successively or simultaneously:

(i)          require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

(ii)         without notice or demand or legal process, personally, or by agents or attorneys, enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)        prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate and while the Collateral shall be so stored, provide such security and maintenance services as shall be commercially reasonable to protect the same and to preserve and maintain them in good condition;

(iv)        without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem commercially reasonable; and

(v)         apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.2.

(b)          The Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent (acting at the direction of the Requisite Purchasers) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives (to the extent permitted by Applicable Law) any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall remain liable for the deficiency and the reasonable and documented fees of any attorneys employed by the Agent to collect such deficiency. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all Applicable Laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or Governmental Authorities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives (to the extent permitted by Applicable Law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Agent hereunder.

(c)          The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)          The Agent shall have no obligation to marshal any of the Collateral.

7.2         Application of Proceeds.

(a)          Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, all proceeds received by the Agent (or, to the extent any other Security Document requires proceeds of collateral thereunder, which would otherwise constitute Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such other Security Document) upon any sale, any collection from, or other realization upon all or any part of, the Collateral (whether or not expressly characterized as such), or in any Insolvency Proceeding, together with all other moneys received by the Agent hereunder (or, to the extent any other Security Document requires proceeds of collateral thereunder, which would otherwise constitute Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such other Security Document) with respect thereto, shall be applied in accordance with Section 8.6 of the Note Purchase Agreement.

(b)          If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder to be applied in accordance Section 9.5(B) of the Note Purchase Agreement.

(c)          It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

(d)          It is understood and agreed by each Grantor and each Secured Party that the Agent shall have no liability for any determinations made by it in this Section 7.2, in each case except to the extent resulting from the gross negligence or willful misconduct of the Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Grantor and each Secured Party also agrees that the Agent (acting at the direction of the Requisite Purchasers) may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction at the Grantors’ expense regarding any application of Collateral in accordance with the requirements hereof, and the Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.3          Sales on Credit.    If the Agent sells any of the Collateral upon credit, each Grantor will be credited only with payments actually made by purchaser and received by the Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for any Collateral, the Agent (acting at the direction of the Requisite Purchasers) may resell such Collateral and each Grantor shall be credited with proceeds of the sale.

7.4          Investment Related Property.    Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of it being a private sale, and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Agent decides to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interest to be sold hereunder, from time to time to furnish to the Agent all such information as Agent may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.5          Intellectual Property.

(a)          Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)          the Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Agent or otherwise, in the Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all documents required by the Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Agent as provided in the Note Purchase Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section 7.5, each Grantor agrees to use, in its reasonable business judgment, all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property that is material to the business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be reasonably necessary to prevent such infringement or violation;

(ii)         upon written demand from the Agent or exercise of its rights under Section 7.5(c)(ii), each Grantor shall grant, assign, convey or otherwise transfer to the Agent an absolute assignment of all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Agent such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)        the Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Agent, and, upon such notification and at the expense of such Grantor,

(1)         to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; and

(2)         such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon; and

(iv)        the Agent (acting at the direction of the Requisite Purchasers) may (but shall not be obligated to), by written notice to the relevant Grantor, take any or all of the following actions: (A) declare the entire right, title, and interest of such Grantor in the Intellectual Property vested in the Agent in order to collect, enforce, or satisfy the Secured Obligations, in which event such right, title, and interest shall immediately vest in the Agent for the benefit of the Secured Parties, in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 7.5(c)(ii) hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (B) use or sell the Intellectual Property; (C) use or sell the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks have been used; and (D) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property directly or indirectly, and such Grantor shall execute such further documents as the Agent may reasonably request further to confirm this and to transfer ownership of the Intellectual Property and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable domain name registrar to the Agent for the benefit of the Secured Parties.

(b)          If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made in accordance with the terms hereof and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be reasonably necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Agent as aforesaid, subject to any disposition thereof that may have been made by the Agent; provided, after giving effect to such reassignment, the Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Agent granted hereunder, shall continue to be in full force and effect; and provided, further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Agent and the Secured Parties.

(c)          Solely for the purpose of enabling the Agent to exercise rights and remedies under this Section 7 and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies hereunder, each Grantor hereby grants to the Agent, to the extent it has the right to do so, (i) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks) to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located; and (ii) an absolute power of attorney to sign, upon the occurrence and during the continuation of an Event of Default, any document which may be required to effect any assignments or enforce any rights or obligations as provided for in this Section 7.

7.6           Cash Proceeds.    In addition to the rights of the Agent specified in Section 4.3 with respect to payments of Receivables, if any Event of Default shall have occurred and be continuing, all proceeds of any Collateral received by any Grantor consisting of Cash Proceeds shall, upon demand by Agent, be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless such funds are deposited in a Deposit Account subject to a Control Agreement, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required) and held by the Agent. Any Cash Proceeds received by the Agent (whether from a Grantor or otherwise) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Agent, (a) be held by the Agent for the benefit of the Secured Parties as collateral security for the Secured Obligations (whether matured or unmatured) and/or (b) then or at any time thereafter be applied by the Agent against the Secured Obligations then due and owing in accordance with Section 7.2(a).

Section 8.              Continuing Security Interest.    This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full in cash of all the Secured Obligations (other than contingent obligations to the extent no claims giving rise thereto have been asserted by the Person entitled thereto), and be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns.

Section 9.            Termination or Release.    This Agreement shall terminate (other than provisions hereof providing for indemnities and similar contingent obligations) and the security interests granted hereby shall be automatically released upon payment in full in cash of all the Secured Obligations (other than contingent obligations to the extent no claims giving rise thereto have been asserted by the Person entitled thereto). The Liens securing the Secured Obligations will be released, in whole or in part, as provided in Section 9.1(H) of the Note Purchase Agreement; provided, that this Agreement and the security interests granted hereby shall be reinstated and continue to be effective, if at any time any amount owed and paid to the Purchasers in respect of the Secured Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy dissolution, liquidation or reorganization of any Grantor or upon the appointment of any intervener or conservatory of, or trustee or similar official for, any Grantor or any substantial part of such Grantor’s property, or otherwise, all as though such payments had not been made. The obligations of each Grantor contained in this Section 9 shall survive the termination hereof and the discharge of each such Grantor’s obligations under this Agreement, the Note Purchase Agreement and the other Note Documents.

Section 10.            Standard of Care; Agent May Perform.    The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Agent shall have no duty with respect to any Collateral or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or any delay in doing so or for any diminution in the value thereof, by reason of the act or omission of any warehouse, carrier, forwarding agency, consignee, broker or other agent or bailee selected by any Grantor or selected by the Agent in good faith.

Section 11.            Amendment; Waiver.    Section 9.4(A) of the Note Purchase Agreement is hereby incorporated herein, mutatis mutandis, as if a part hereof.

Section 12.            Miscellaneous.    Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.3 of the Note Purchase Agreement. No failure or delay on the part of the Agent in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. In the event that any provision hereunder directly conflicts with any express provision of the Note Purchase Agreement, the Note Purchase Agreement shall control. This Agreement shall be binding upon and inure to the benefit of the Agent, the Secured Parties and the Grantors and their respective successors and assigns. This Agreement and the other Note Documents embody the entire agreement and understanding between the Grantors and the Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.

Section 13.          APPLICABLE LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THEMAVEN, INC., as a Grantor

By:	/s/ James C. Heckman
Name:	James C. Heckman
Title:	CEO

MAVEN COALITION, INC., as a Grantor

By:	/s/ James C. Heckman
Name:	James C. Heckman
Title:	CEO

HUBPAGES, INC., as a Grantor

By:	/s/ James C. Heckman
Name:	James C. Heckman
Title:	CEO

SAY MEDIA, INC., as a Grantor

By:	/s/ James C. Heckman
Name:	James C. Heckman
Title:	CEO

TST ACQUISITION CO., INC., as a Grantor

By:	/s/ James C. Heckman
Name:	James C. Heckman
Title:	CEO

[Signature Page to Pledge and Security Agreement]

BRF FINANCE CO., LLC, as the Agent

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

[Signature Page to Pledge and Security Agreement]